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                                                                       EXHIBIT 5


                                 April 28, 1999





Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223

         RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:


         We have acted as counsel for Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with the registration by the Company on Form S-4, Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers 5,528,000 common shares (the "Shares") of the Company, no par value per share, issuable in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated April 2, 1999 ("Agreement"), among Res-Care, Inc., Res-Care Sub, Inc. and PeopleServe, Inc.


         In this capacity, we have examined the Company's Amended and Restated Articles of Incorporation and Bylaws, the Registration Statement, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion.

         Based on the foregoing, we are of the opinion and advise you that the Shares described in the Registration Statement have been duly authorized and when issued in connection with the merger contemplated by the Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.



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Res-Care, Inc.
April 28, 1999
Page 2




         We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Kentucky and the federal laws of the United States. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. Except as provided in the immediately preceding paragraph, this opinion is intended solely for your benefit and may not be relied upon, referred to or otherwise used by any person without our express written consent.

                                           Very truly yours,




                                           /s/ REED WEITKAMP SCHELL & VICE PLLC


GRW/vlw